Exhibit 10.4

STOCK PLEDGE AND ESCROW AGREEMENT

THIS STOCK PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of September 28, 2022 is made by and between the signatories set forth on the signature page hereof (the “Pledgors”) and I-ON Communications, Ltd., a Korean company (the “Company”). All capitalized terms used herein without definitions shall have the respective meanings ascribed to them in the Note of even herewith by and between the Company and I-ON Acquisition Corp., a Florida corporation (the “Purchaser”)(the “Note”).

RECITALS

A. Pledgors, upon full and final payment of the Note and the Expenses (as hereinafter defined), will be the legal and beneficial owners of the Pledged Shares (as hereinafter defined) hereby pledged by Pledgors.

B. Pursuant to the Promissory Note issued by the Purchaser to the Company (as amended or modified from time to time, the “Note”), the Company has made a $250,000 loan (the “Loan”) to Pledgor.

C. In order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Note and to secure all of the Company’s Obligations (as hereinafter defined) to the Company, the Pledgors have agreed to irrevocably pledge to the Company the Pledged Shares (as hereinafter defined).

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors hereby agrees with the Company, as follows:

1. Defined Terms. All terms defined in the Uniform Commercial Code in effect from time to time in the State and used herein shall have the same definitions herein as specified therein; provided, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. As used herein, the following terms have the following meanings:

“Code” means the Uniform Commercial Code from time to time in effect in the State.

“Collateral” means the Pledged Shares, and any and all Clear TV Media USA Inc. DL-Notes 2019(29) Bonds (the “Bonds”) owned by the Pledgor, and all Proceeds.

“Issuer” means I-ON Digital Corp., a publicly-owned Delaware corporation.

“Obligations” shall mean (a) the principal of, and interest on, the Note, and any renewal, extension or refinancing thereof; (b) the Expenses; and (c) any and all other debts, liabilities and obligations of Pledgor to the Company pursuant to the Transaction Documents.

“Pledged Shares” means the membership interests, shares of capital stock or other equity interests listed on Schedule 1 hereto, together with all membership or stock certificates, options or rights of any nature whatsoever that may be issued or granted by Issuer to Pledgor in respect of the Pledged Shares while this Agreement is in effect.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102 of the Code and shall include, without limitation, all dividends or other income from the Pledged Shares and the Bonds, collections thereon, or distributions with respect thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“State” means the State of New York.

“Transaction Documents” means this Agreement, the Securities Purchase Agreement between the Purchaser and the Issuer dated September 28, 2022, the Contribution Agreement between the Issuer and the signatories thereto dated September 28, 2022, and the Letter of Intent between the Purchaser and the Issuer dated September 1, 2022.

2. Pledge; Grant of Security Interest. Pledgors hereby grant to the Company a first priority security interest in the Collateral as security for the prompt and complete performance of all of the Obligations. Pledgors hereby asserts that this Agreement is not in conflict with the bylaws of the Company.

3. Escrow of Pledged Shares. Simultaneously with the execution of the Transaction Documents, the Pledgors hereby deliver to McCarter & English, LLP (“the Escrow Agent”) certificates representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by the Pledgors. Such stock certificates shall be held by the Escrow Agent until released pursuant to the terms of Section 4 below.

4. Release of Pledged Shares from Escrow. Upon the payment of all amounts due to the Company under the Note and the expenses set forth in the Securities Purchase Agreement between the Purchaser and the Issuer dated September 28, 2022 and the Letter of Intent between the Purchaser and the Issuer dated September 1, 2022 (the “Expenses”), all in accordance with their terms, the Company and Pledgors shall jointly notify the Escrow Agent to such effect in writing. Upon receipt of such written notice, the Escrow Agent shall return to the Pledgors the certificates representing the Pledged Shares, whereupon any and all rights of the Company in the Pledged Shares shall be terminated. Notwithstanding anything to the contrary contained herein, upon the payment of all the Obligations due to the Company under the Transaction Documents, in accordance with their terms, the Company’s security interest and rights in and to the Pledged Shares shall terminate.

5. Concerning the Escrow Agent.

(a) Disputes. If any dispute arises with respect to the Pledged Shares or this Agreement, or if any disagreements arise among the parties hereto with respect to the interpretation of this Agreement, or concerning their rights and obligations hereunder, or the propriety of any action contemplated by the Escrow Agent hereunder, or if the Escrow Agent in good faith is in doubt what action should be taken hereunder, the Escrow Agent shall not be obligated to resolve the dispute or disagreement or to release the Pledged Shares, but may commence an action in the nature of an interpleader and seek to deposit the Pledged Shares with a court of competent jurisdiction, and thereby be discharged from any further duty or obligation with respect to the Pledged Shares. Upon the interpleader action being properly brought, all parties being joined and the Pledged Shares being deposited with the court, the Escrow Agent shall be discharged from any obligations accruing thereafter with respect to the Pledged Shares. The Escrow Agent, in its sole discretion, may, in lieu of filing such action in interpleader, elect to cease performance under this Agreement in connection with any instruction or notice received regarding the release of the Pledged Shares until the Escrow Agent has received: (a) a written notice of resolution of such dispute or disagreement signed by the parties to such dispute or disagreement, or (b) a certified copy of a final judgment of a court of competent jurisdiction, provided, however, that a certified copy of a final judgment shall serve as a valid determination only if the time for appeal has expired and no appeal has been perfected or all appeals have been exhausted or no right of appeal exists.

(b) Extent of Duties of Escrow Agent.

(i) The Escrow Agent shall be responsible only for performance of its duties as specified in this Agreement, and no implied covenants, duties or obligations shall bind or be enforceable against the Escrow Agent. The Escrow Agent shall not be liable to any person or entity for any act or failure to act unless due to the Escrow Agent’s willful misconduct.

(ii) Subject to Section 5(b)(i) hereof, the Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or administered in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting in good faith upon any order, notice, demand, certificate, advice of counsel (including counsel selected by the Escrow Agent), statement, instrument, report or other document (not only as to its due execution and the validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed by the proper person or persons.

(iii) Pledgors and the Company shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, damages, losses, or any other expenses, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, including but not limited to any and all damages, costs, losses and other expenses, including reasonable attorneys’ fees and expenses, resulting from or arising in connection with any action, suit, or proceeding incident to the Escrow Agent’s acting as such hereunder, unless such action, suit or proceeding relates to the Escrow Agent’s willful misconduct.

(c) Conflict Waiver. THE PLEDGORS HEREBY ACKNOWLEDGES THAT THE ESCROW AGENT IS ACTING AS LEGAL COUNSEL TO THE COMPANY AND THE ISSUER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED AND REFERRED TO HEREIN. THE PLEDGORS AGREES THAT IN THE EVENT OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH ANY TRANSACTION OR AGREEMENT CONTEMPLATED AND REFERRED TO HEREIN, THE ESCROW AGENT SHALL BE PERMITTED TO CONTINUE TO REPRESENT THE COMPANY AND THE ISSUER AND THE PLEDGOR WILL NOT SEEK TO DISQUALIFY SUCH COUNSEL AND WAIVES ANY OBJECTION PLEDGORS MIGHT HAVE WITH RESPECT TO THE ESCROW AGENT ACTING AS THE ESCROW AGENT PURSUANT TO THIS AGREEMENT AND LEGAL COUNSEL TO THE COMPANY.

6. Representations and Warranties. Pledgors represents and warrants that:

(a) all the shares of such Pledged Shares have been duly and validly issued and upon payment of the Obligations by the Pledgors will be fully paid and nonassessable;

(b) Pledgors are the record and beneficial owner of, and has good and marketable title to, such Pledged Shares, free of any and all liens or options in favor of, or claims of, any other person, except the security interest created by this Agreement; and

(c) upon either (i) the delivery to the Company of the stock or membership interest certificates evidencing such Pledged Shares and the stock or membership interest powers or (ii) the filing of a financing statement listing Purchaser as debtor and the Company as secured party and describing the Collateral, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral granted by Pledgors, enforceable in accordance with its terms against all creditors of Pledgors and any persons purporting to purchase any Collateral from Pledgors, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

7. Covenants. Pledgors covenant and agree with the Company that, from and after the date of this Agreement until the Obligations are performed in full:

(a) If any Pledgor shall, as a result of its ownership of any Pledged Shares, become entitled to receive or shall receive any stock or membership interest certificate (including, without limitation, any certificate representing a stock or membership interest dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of any Pledged Shares, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Company, hold the same in trust for the Company and deliver the same forthwith to the Company in the exact form received, duly indorsed by such Pledgor to the Company, if required, together with an undated stock or membership interest power covering such certificate duly executed in blank by such Pledgor, to be held by the Company, subject to the terms hereof, as additional collateral security for the Obligations of Pledgor. Any property distributed to such Pledgor upon or in respect of any Pledged Shares upon the liquidation, dissolution, recapitalization or reorganization of an Issuer, shall be delivered to the Company as additional collateral security for the Obligations of such Pledgor. If any property distributed in respect of any Pledged Shares shall be received by a Pledgor while an Event of Default exists, such Pledgor shall, until such property is delivered to the Company, hold the property in trust for the Company, segregated from other property of the Pledgor, as additional collateral security for the Obligations of Pledgor.

(b) Without the prior written consent of the Company, Pledgors shall not vote to enable, or take any other action to permit, an Issuer to issue any stock or membership interest or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or membership interest or other equity securities of any nature of an Issuer, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for Pledgors and except for the security interests created by this Agreement. Pledgors will defend the right, title and interest of the Company in and to the Collateral against the claims and demands of all persons whomsoever.

(c) At any time and from time to time, upon the written request of the Company to Pledgors, and at their sole expense, Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Company may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Company, duly endorsed in a manner satisfactory to the Company, to be held as Collateral pursuant to this Agreement.

(d) Pledgors shall pay, and save the Company harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral granted by Pledgors or in connection with any of the transactions contemplated by this Agreement.

8. Voting Rights; Grant of Proxy. Pledgors shall not be permitted to exercise voting and related rights with respect to such Pledged Shares while any Obligations remain outstanding.  Until the Obligations are paid by the Pledgors as provided in the Transaction Documents, Pledgors hereby or thereby appoint, with respect to the Pledged Shares, Jae Cheol Oh, and any designee, and each of them individually, the Pledgors’ sole and exclusive proxy and attorneys-in-fact, with full power of substitution and re-substitution, to vote or act by written consent with respect to the Pledged Shares in respect to any matter put to the vote of the stockholders of the Issuer. This proxy is given to secure the performance of the duties of each Pledgor under the Transaction Documents. Each Pledgor shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.

9. Rights of the Company. If an Event of Default shall occur and be continuing, the Company shall have the right to have any or all shares of Pledged Interests registered in its name or the name of its nominee, and the Company or its nominee may thereafter exercise all voting, related and other rights pertaining to such Pledged Shares at any meeting of members or shareholders of an Issuer or otherwise and any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Shares as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or limited liability company structure of an Issuer, or upon the exercise by Pledgors or the Company of any right, privilege or option pertaining to such Pledged Shares, and in connection therewith, the right to deposit and deliver any and all of such Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Company may determine).

The rights of the Company hereunder shall not be conditioned or contingent upon the pursuit by the Company of any right or remedy against an Issuer or any obligor or against any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. the Company shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Company be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgors or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

10. Remedies; Sale Proceeds.

(a) If an Event of Default shall occur and be continuing, the Company may exercise, in addition to all other rights and remedies granted in this Agreement, all rights and remedies of a secured party under the Code as the Company deems advisable. Without limiting the generality of the foregoing, the Company, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgors, an Issuer, any obligor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Company or elsewhere upon such terms and conditions as it may deem advisable and at such prices as are commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk.

The Company shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgors, which right or equity is hereby waived or released. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b) The Company shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Company hereunder, including, without limitation, attorneys’ fees and disbursements of counsel (including in-house counsel) to the Company, to the payment in whole or in part of the Obligations, as the Company may otherwise decide, and only after such application and after the payment by the Company of any other amount required by any provision of law, including, without limitation, Section 9-615(4)(a) of the Code, need the Company account for the surplus, if any, to Pledgors. To the extent permitted by applicable law, Pledgors waive all claims, damages and demands it may acquire against the Company and the Issuer arising out of the exercise by it of any rights hereunder, except such claims and damages arising out of the gross negligence or willful misconduct of the Company. Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations of Pledgors and the fees and disbursements of any attorneys employed by the Company to collect such deficiency.

11. Private Sales.

(a) Pledgors recognize that the Company may be unable to effect a public sale of any or all the Pledged Shares, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such private sale. the Company shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the applicable Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Pledgors further agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares pursuant to this section valid and binding and in compliance with any and all other applicable requirements of law, except that Pledgors shall not be obligated to register the Pledged Shares under state or federal securities laws. Pledgors further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Company, that the Company has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgors, and Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

12. Irrevocable Authorization and Instruction to Issuer. Pledgors hereby authorize and instruct the Issuer to comply with any instruction received by it from the Company in writing that (a) states that an Event of Default exists and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgors, and Pledgors agree that Issuer shall be fully protected in so complying.

13. The Company’s Appointment as Attorney-in-Fact. Pledgors hereby irrevocably constitute and appoint the Company and any officer or agent of the Company, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgors and in the name of Pledgors or in the name of the Company, from time to time in the discretion of the Company so long as an Event of Default exists, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

Pledgors hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 13. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are performed in full.

14. Duty of the Company. The sole duty of the Company with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Company deals with similar securities and property for its own account. Neither the Company nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgors or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

15. Filing Financing Statements. Pledgors authorize the Company to file financing statements with respect to the Collateral without the signature of Pledgors in such form and in such filing offices as the Company reasonably determines appropriate to perfect the security interests of the Company under this Agreement.

16. Notices. All notices, requests and demands to or upon the Company, Pledgors or Issuer (to be delivered care of the Pledgors) to be effective shall be delivered in the manner set forth in the Note.

17. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Amendments in Writing; No Waiver; Cumulative Remedies. the Company shall not by any act (except by a written instrument signed by the Company), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Company, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

19. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgors and shall inure to the benefit of the Company and their successors and assigns.

21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

22. Consent to Jurisdiction and Venue. All actions or proceedings brought against Pledgors with respect to this Agreement may be brought only in courts of the State of New York and Pledgors consent to the jurisdiction of such courts. Pledgors waive any objection it may now or hereafter have to the venue of any such court and any right it may have now or hereafter have to claim that any such action or proceeding is in an inconvenient court.

23. WAIVER OF RIGHT TO JURY TRIAL. PLEDGORS AND THE COMPANY ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS PLEDGE AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, PLEDGORS AND COMPANY AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has caused this Pledge and Escrow Agreement to be duly executed and delivered as of the date first above written.

I-ON COMMUNICATIONS LTD.

By:
Name: JAE CHEOL OH
Title: Chief Executive Officer

PLEDGORS:

I-ON ACQUISITION CORP.

By:
Name: Frank Rizzo	ED RUE
Title: Principal

DAVID NEIFELD	DEBRA MASSARI

PROGRESSIVE MEDIA, INC.	FX GROUP, INC.

By:	By:
Name: Pamela Cohen	Name: Frank Weber
Title: President	Title: President

Accepted and Agreed by:

ESCROW AGENT:

MCCARTER & ENGLISH, LLP

By:
Peter Campitiello, Partner

SCHEDULE 1
TO PLEDGE AGREEMENT

DESCRIPTION OF PLEDGED SHARES

Issuer	Class of interest	No. of Shares Pledged	Holder
I-ON Digital Corp.	Series A Convertible Preferred Stock	3,000	I-ON ACQUISITION CORP.
I-ON Digital Corp.	Series B Convertible Preferred Stock	2,000	ARCHER ONE INC.
I-ON Digital Corp.	Series B Convertible Preferred Stock	750	EDWIN RUE
I-ON Digital Corp.	Series B Convertible Preferred Stock	750	DAVID NEIFELD
I-ON Digital Corp.	Series B Convertible Preferred Stock	500	DEBRA MASSARI
I-ON Digital Corp.	Series B Convertible Preferred Stock	2,000	PROGRESSIVE MEDIA GROUP